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                                                                  EXHIBIT 23(B)

                        [FERGUSON & COMPANY LETTERHEAD]

                                  MAY 8,1998

BOARD OF DIRECTORS
ANSON SAVINGS BANK, SSB
211 SOUTH GREENE STREET
WADESBORO, NORTH CAROLINA 28170

DIRECTORS:

     We hereby consent to the use of our firm's name in the applications for conversion of Anson Savings Bank, SSB, Wadesboro, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the FDIC, in the Form SB-2 Registration Statement and any amendments thereto, and in the Acquisition Application and the Holding Company Application for Anson Bancorp, Inc. as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Anson Bancorp, Inc. and the Proxy Statement of Anson Saving bank, SSB.


                                     Sincerely,

                                     /s/ Robin L. Fussell

                                     Robin L. Fussell
                                     Principal